Exhibit 99.1

Equinix Reports Fourth Quarter and Year-End 2012 Results

  Reported 2012 annual revenues from continuing operations of $1,895.7 million, a 21% increase over the previous year
  Reiterated 2013 annual guidance of revenues to be greater than $2,200.0 million, adjusted EBITDA to be greater than $1,010.0 million and total capital expenditures to be in the range of $550.0 to $650.0 million

REDWOOD CITY, Calif.--(BUSINESS WIRE)--February 13, 2013--Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported quarterly and year-end results for the period ended December 31, 2012. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

The quarterly and year-end results for the period ended December 31, 2012 include the results of Asia Tone Limited and ancotel GmbH from July 2012, the date that both of these data center providers were acquired by the Company. Due to the Company’s sale of 16 International Business Exchange data centers located throughout the United States to an investment group consisting of 365 Main, Crosslink Capital and Housatonic Partners in a transaction for net proceeds of $76.5 million, the financial results derived from these 16 data centers are excluded from Equinix’s continuing operations and are reported as discontinued operations. As a result, the Company has retroactively adjusted its financial results for all applicable prior periods beginning April 30, 2010, the date the Company acquired these assets, through November 1, 2012, the date the sale was closed, to reflect them as discontinued operations as required under accounting principles generally accepted in the United States of America. The financial results from these 16 data centers are presented on the last page of the attached financial statements associated with this earnings release.

Revenues from continuing operations were $506.5 million for the fourth quarter, a 4% increase over the previous quarter and a 20% increase over the same quarter last year. This result included $18.4 million in revenues from the Company’s Asia Tone and ancotel acquisitions for the quarter and excluded $2.8 million of revenues from discontinued operations. Revenues from continuing operations for the year ended December 31, 2012, were $1,895.7 million, a 21% increase over 2011 revenues. This result included $34.6 million in revenues from the Company’s Asia Tone and ancotel acquisitions and excluded $29.6 million of revenues from discontinued operations. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $481.7 million for the fourth quarter, a 4% increase over the previous quarter and $1,799.2 million for the year ended December 31, 2012, a 21% increase over 2011. Non-recurring revenues were $24.8 million in the quarter and $96.5 million for the year ended December 31, 2012.

“2012 was a milestone year for Equinix. We delivered half a billion dollars of revenue in the fourth quarter, underscoring the scale and reach of our business,” said Steve Smith, CEO of Equinix. “With our entry into Mainland China, Jakarta and Dubai as well as our continued investment in existing markets, we now have over 7 million of gross square feet of capacity, making us the largest retail colocation provider in the world. We believe the value of our global interconnection platform and the strength of our business ecosystems puts us in a strong position to deliver exceptional value to our customers.”

Cost of revenues were $250.1 million for the fourth quarter, a 1% decrease from the previous quarter, and $944.0 million for the year ended December 31, 2012, a 13% increase over 2011. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $91.1 million for the fourth quarter and $348.6 million for the year, were $159.0 million for the fourth quarter, a 1% increase over the previous quarter, and $595.4 million for the year ended December 31, 2012, a 12% increase over 2011. Gross margins for the quarter were 51%, up from 49% for the previous quarter and up from 48% for the same quarter last year. Gross margins were 50% for the year ended December 31, 2012, up from 47% for the prior year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter, were 69%, up from 68% for the previous quarter and up from 67% for the same quarter last year. Cash gross margins were 69% for the year ended December 31, 2012, up from 66% for the prior year.

Selling, general and administrative expenses were $142.6 million for the fourth quarter, a 4% increase over the previous quarter and $532.3 million for the year ended December 31, 2012, a 26% increase over 2011. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $34.3 million for the fourth quarter and $127.6 million for the year, were $108.3 million for the fourth quarter, a 6% increase over the previous quarter, and $404.7 million for 2012, a 27% increase over 2011.

Impairment charges were $9.9 million for the fourth quarter and the year ended December 31, 2012, which were primarily related to the write-off of certain long-lived assets in the Los Angeles and Sydney metro areas. Acquisition costs were $1.9 million for the fourth quarter and $8.8 million for the year ended December 31, 2012, which were primarily related to the Asia Tone, ancotel and Dubai IBX data center acquisitions.

Interest expense was $50.5 million for the fourth quarter, a 1% increase over the last quarter, and $200.3 million for the year ended December 31, 2012. The Company recorded income tax expense of $17.3 million for the fourth quarter as compared to income tax expense of $13.5 million in the prior quarter and income tax expense of $61.8 million for the year ended December 31, 2012 as compared to income tax expense of $37.5 million in the prior year.

Income from continuing operations was $102.0 million for the fourth quarter, a 6% increase over the previous quarter and $400.8 million for the year ended December 31, 2012, a 31% increase over 2011. Adjusted EBITDA, defined as income or loss from continuing operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs, for the fourth quarter was $239.3 million, an increase of 5% over the previous quarter and $895.7 million for the year ended December 31, 2012, a 24% increase over 2011. These results included adjusted EBITDA from the Company’s Asia Tone and ancotel acquisitions of $7.8 million and $14.5 million, respectively, and excluded adjusted EBITDA from discontinued operations for the fourth quarter and the year ended December 31, 2012 of $1.3 million and $14.7 million, respectively.

Net income attributable to Equinix for the fourth quarter was $44.9 million. This represents a basic net income per share attributable to Equinix of $0.92 and diluted net income per share attributable to Equinix of $0.88 based on a weighted average share count of 48.7 million and 52.9 million, respectively, for the fourth quarter of 2012. Net income attributable to Equinix for the year ended December 31, 2012 was $144.7 million. This represents a basic net income per share attributable to Equinix of $3.01 and diluted net income per share attributable to Equinix of $2.92 based on a weighted share count of 48.0 million and 51.8 million, respectively, for the year ended December 31, 2012.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the fourth quarter were $210.4 million, of which $166.9 million was attributed to expansion capital expenditures and $43.5 million was attributed to ongoing capital expenditures. Capital expenditures for the year ended December 31, 2012 were $764.5 million, of which $607.4 million was attributed to expansion capital expenditures and $157.1 million was attributed to ongoing capital expenditures. In addition, the Company purchased real estate for cash in the year ended December 31, 2012 totaling $24.7 million primarily located in the Washington, D.C. metro area.

The Company generated cash from operating activities of $209.1 million for the fourth quarter as compared to $102.2 million in the previous quarter. Cash generated from operating activities for the year ended December 31, 2012 was $632.0 million as compared to $587.6 million in the previous year. Cash used in investing activities was $209.3 million in the fourth quarter as compared to cash used in investing activities of $596.9 million in the previous quarter, primarily attributed to cash consideration paid for the acquisitions of Asia Tone and ancotel during the previous quarter. Cash used in investing activities for the year ended December 31, 2012 was $442.9 million as compared to cash used in investing activities of $1,499.4 million in the previous year, primarily attributed to net purchases of investments in marketable securities during the previous year. Cash provided by financing activities was $12.2 million for the fourth quarter, as compared to cash provided by financing activities of $73.7 million in the previous quarter, primarily attributed to the net proceeds from drawdowns of loans payable during the previous quarter. Cash used in financing activities was $222.7 million for the year ended December 31, 2012, primarily attributed to the settlement on the 2.50% convertible subordinated notes upon maturity during the year, as compared to cash provided by financing activities of $748.7 million in the previous year, primarily attributed to the issuance of the 7.00% senior notes during the previous year.

As of December 31, 2012, the Company’s cash, cash equivalents and investments were $546.5 million, as compared to $1,076.3 million as of December 31, 2011.

Business Outlook

For the first quarter of 2013, the Company expects revenues to be in the range of $518.0 to $522.0 million. Cash gross profit margin is expected to range between 68% and 69%. Cash selling, general and administrative expenses are expected to range between $116.0 and $120.0 million. Adjusted EBITDA is expected to be between $236.0 and $240.0 million. Capital expenditures are expected to range between $140.0 to $160.0 million, comprised of approximately $40.0 million of ongoing capital expenditures and $100.0 to $120.0 million of expansion capital expenditures.

For the full year of 2013, total revenues are expected to be greater than $2,200.0 million. Total year cash gross margins are expected to range between 68% and 69%. Cash selling, general and administrative expenses are expected to range between $490.0 and $510.0 million. Adjusted EBITDA for the year is expected to be greater than $1,010.0 million including approximately $3.0 million in net costs attributed to our Dubai IBX data center acquisition. Capital expenditures for 2013 are expected to be in the range of $550.0 to $650.0 million, comprised of approximately $165.0 million of ongoing capital expenditures and $385.0 to $485.0 million for expansion capital expenditures.

The U.S. dollar exchange rates used for 2013 guidance have been updated to $1.34 to the Euro, $1.59 to the Pound, S$1.23 to the U.S. dollar and $R2.03 to the U.S. dollar. Updated global revenue breakdown by currency for the Euro, Pound, Singapore dollar and Brazilian Real is 14%, 8%, 6% and 4%, respectively.

Company Metrics and Q4 Results Presentation

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, February 13, 2013, at 5:30 p.m. ET (2:30 p.m. PT). A presentation to accompany the call will be available on the Company’s website at www.equinix.com/investors. To hear the conference call live, please dial 210-234-8004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will also be available at www.equinix.com/investors.

A replay of the call will be available beginning on Wednesday, February 13, 2013 at 7:30 p.m. (ET) through March 14, 2013 by dialing 203-369-0250 and referencing the passcode (2013). In addition, the webcast will be available on the Company's web site at www.equinix.com/investors. No password is required for the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,000 companies directly to their customers and partners inside the world’s most networked data centers. Today, businesses leverage the Equinix interconnection platform in 31 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow, adjusted free cash flow, discretionary free cash flow and adjusted discretionary free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs and excess tax benefits from employee equity awards. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes impairment charges related to certain long-lived assets. The impairment charges relate to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges, impairment charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Equinix excludes excess tax benefits from employee equity awards from adjusted discretionary free cash flow as they are required to appear as an operating cash outflow with an offsetting financing cash inflow in the statement of cash flows and, as a result, do not actually reflect a true cash outflow to the Company. However, this type of cash flow activity will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Recurring revenues	$481,738	$462,829	$401,765	$1,799,243	$1,492,414
Non-recurring revenues	24,782	25,901	20,351	96,501	77,370
Revenues	506,520	488,730	422,116	1,895,744	1,569,784

Cost of revenues	250,121	251,487	221,271	943,995	833,851
Gross profit	256,399	237,243	200,845	951,749	735,933

Operating expenses:
Sales and marketing	55,690	53,211	45,136	202,914	158,347
General and administrative	86,867	83,621	71,568	329,399	265,554
Restructuring charges	-	-	1,295	-	3,481
Impairment charges	9,861	-	-	9,861	-
Acquisition costs	1,939	4,542	568	8,822	3,297
Total operating expenses	154,357	141,374	118,567	550,996	430,679

Income from continuing operations	102,042	95,869	82,278	400,753	305,254

Interest and other income (expense):
Interest income	758	1,054	754	3,466	2,280
Interest expense	(50,516)	(50,207)	(55,151)	(200,328)	(181,303)
Other income (expense)	(717)	507	1,383	(2,208)	2,821
Loss on debt extinguishment	-	(5,204)	-	(5,204)	-
Total interest and other, net	(50,475)	(53,850)	(53,014)	(204,274)	(176,202)

Income from continuing operations before income taxes	51,567	42,019	29,264	196,479	129,052

Income tax expense	(17,294)	(13,498)	(13,361)	(61,783)	(37,451)

Net income from continuing operations	34,273	28,521	15,903	134,696	91,601

Net income from discontinued operations, net of tax	6	679	190	1,234	1,009
Gain on sale of discontinued operations, net of tax	11,852	-	-	11,852	-

Net income	46,131	29,200	16,093	147,782	92,610

Net (income) loss attributable to redeemable non-controlling interests	(1,273)	(362)	1,717	(3,116)	1,394

Net income attributable to Equinix	$44,858	$28,838	$17,810	$144,666	$94,004

Net income per share attributable to Equinix:

Basic net income per share from continuing operations	$0.68	$0.58	$0.36	$2.74	$1.74
Basic net income per share from discontinued operations	0.24	0.02	0.00	0.27	0.02
Basic net income per share (1)	$0.92	$0.60	$0.36	$3.01	$1.76

Diluted net income per share from continuing operations	$0.66	$0.57	$0.35	$2.67	$1.70
Diluted net income per share from discontinued operations	0.22	0.01	0.00	0.25	0.02
Diluted net income per share (2)	$0.88	$0.58	$0.35	$2.92	$1.72

Shares used in computing basic net income per share	48,673	48,361	47,235	48,004	46,956

Shares used in computing diluted net income per share	52,917	52,655	48,083	51,816	47,898

(1)	The net income used in the computation of basic net income per share attributable to Equinix is presented below:

Net income from continuing operations	$34,273	$28,521	$15,903	$134,696	$91,601
Net income attributable to non-controlling interests	(1,273)	(362)	1,717	(3,116)	1,394
Adjustments attributable to redemption value of non-controlling interests	-	-	(837)	-	(11,476)
Net income from continuing operations attributable to Equinix, basic	33,000	28,159	16,783	131,580	81,519
Net income from discontinued operations	11,858	679	190	13,086	1,009
Net income attributable to Equinix, basic	$44,858	$28,838	$16,973	$144,666	$82,528

(2)	The net income used in the computation of diluted net income per share attributable to Equinix is presented below:

Net income from continuing operations attributable to Equinix, basic	$33,000	$28,159	$16,783	$131,580	$81,519
Interest on convertible debt	1,707	1,696	-	6,789	-
Net income from continuing operations attributable to Equinix, diluted	34,707	29,855	16,783	138,369	81,519
Net income from discontinued operations	11,858	679	190	13,086	1,009
Net income attributable to Equinix, diluted	$46,565	$30,534	$16,973	$151,455	$82,528

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Net income	$46,131	$29,200	$16,093	$147,782	$92,610

Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	9,307	41,782	(21,549)	36,194	(38,776)
Unrealized gain (loss) on available for sale securities	(37)	113	253	(23)	(14)
Other comprehensive income (loss), net of tax:	9,270	41,895	(21,296)	36,171	(38,790)

Comprehensive income (loss), net of tax	55,401	71,095	(5,203)	183,953	53,820

Net (income) loss attributable to redeemable non-controlling interests	(1,273)	(362)	1,717	(3,116)	1,394
Other comprehensive income (loss) attributable to redeemable non-controlling interests	3,330	240	(1,986)	6,485	7,110

Comprehensive income (loss) attributable to Equinix, net of tax	$57,458	$70,973	$(5,472)	$187,322	$62,324

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	December 31,	December 31,
	2012	2011

Cash and cash equivalents	$252,213	$278,823
Short-term investments	166,492	635,721
Accounts receivable, net	163,840	139,057
Other current assets	57,206	182,156
Total current assets	639,751	1,235,757
Long-term investments	127,819	161,801
Property, plant and equipment, net	3,918,999	3,225,912
Goodwill	1,042,564	866,495
Intangible assets, net	201,562	148,635
Other assets	202,269	146,724
Total assets	$6,132,964	$5,785,324

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$268,853	$229,043
Accrued property and equipment	63,509	93,224
Current portion of capital lease and other financing obligations	15,206	11,542
Current portion of loans payable	52,160	87,440
Current portion of convertible debt	-	246,315
Current portion of deferred tax liabilities	69,689	394
Other current liabilities	69,872	57,296
Total current liabilities	539,289	725,254
Capital lease and other financing obligations, less current portion	545,853	390,269
Loans payable, less current portion	188,802	168,795
Senior notes	1,500,000	1,500,000
Convertible debt	708,726	694,769
Other liabilities	230,843	286,424
Total liabilities	3,713,513	3,765,511

Redeemable non-controlling interests	84,178	67,601

Common stock	49	48
Additional paid-in capital	2,583,371	2,437,623
Treasury stock	(36,676)	(86,666)
Accumulated other comprehensive loss	(101,042)	(143,698)
Accumulated deficit	(110,429)	(255,095)
Total stockholders' equity	2,335,273	1,952,212

Total liabilities, redeemable non-controlling interests and stockholders' equity	$6,132,964	$5,785,324

Ending headcount by geographic region is as follows:

Americas headcount	1,821	1,763
EMEA headcount	811	570
Asia-Pacific headcount	521	376
Total headcount	3,153	2,709

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	December 31,	December 31,
	2012	2011

Capital lease and other financing obligations	$561,059	$401,811

U.S. term loan	180,000	-
ALOG financing	48,807	-
Paris 4 IBX financing	8,071	52,104
ALOG loans payable	-	10,288
Asia-Pacific financing	-	193,843
Other loans payable	4,084	-
Total loans payable	240,962	256,235

Senior notes	1,500,000	1,500,000

Convertible debt, net of debt discount	708,726	941,084
Plus debt discount	60,990	78,652
Total convertible debt principal	769,716	1,019,736

Total debt outstanding	$3,071,737	$3,177,782

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$46,131	$29,200	$16,093	$147,782	$92,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	103,457	107,623	94,683	401,946	352,653
Stock-based compensation	21,924	22,582	18,472	84,158	71,532
Debt issuance costs and debt discount	5,308	5,048	8,356	23,365	32,172
Loss on debt extinguishment	-	5,204	-	5,204	-
Restructuring charges	-	-	1,295	-	3,481
Impairment charges	9,861	-	-	9,861	-
Gain on sale of discontinued operations	(11,852)	-	-	(11,852)	-
Excess tax benefits from employee equity awards	(19,457)	(53,174)	-	(72,631)	-
Other reconciling items	584	2,205	4,526	6,630	9,874
Changes in operating assets and liabilities:
Accounts receivable	20,299	(12,359)	3,238	(26,601)	(23,061)
Deferred tax assets, net	8,593	(1,656)	4,632	21,838	9,525
Accounts payable and accrued expenses	20,977	17,500	45,274	40,284	35,782
Other assets and liabilities	3,274	(20,021)	(8,948)	2,042	3,041
Net cash provided by operating activities	209,099	102,152	187,621	632,026	587,609
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(15,162)	(111,574)	1,400	499,251	(647,035)
Purchase of Dubai IBX data center	(22,918)	-	-	(22,918)	-
Purchase of Asia Tone, less cash acquired	(13,540)	(188,798)	-	(202,338)	-
Purchase of ancotel, less cash acquired	-	(84,236)	-	(84,236)	-
Purchase of ALOG, less cash acquired	-	-	-	-	(41,954)
Purchases of real estate	(24,656)	-	(4,073)	(24,656)	(28,066)
Purchases of other property, plant and equipment	(210,408)	(212,118)	(190,160)	(764,500)	(685,675)
Proceeds from sale of discontinued operations	76,458	-	-	76,458	-
Other investing activities	899	(133)	(1,792)	80,066	(96,714)
Net cash used in investing activities	(209,327)	(596,859)	(194,625)	(442,873)	(1,499,444)
Cash flows from financing activities:
Purchases of treasury stock	-	-	(86,666)	(13,364)	(86,666)
Proceeds from employee equity awards	5,998	13,666	3,189	56,137	38,893
Proceeds from loans payable	4,049	249,633	4,701	262,591	95,336
Proceeds from senior notes	-	-	-	-	750,000
Repayment of capital lease and other financing obligations	(3,471)	(3,049)	(3,022)	(12,378)	(10,426)
Repayment of loans payable	(13,332)	(238,480)	(1,556)	(329,111)	(22,829)
Repayment of convertible debt	-	-	-	(250,007)	-
Excess tax benefits from employee equity awards	19,457	53,174	-	72,631	-
Other financing activities	(453)	(1,247)	(29)	(9,220)	(15,580)
Net cash provided by (used in) financing activities	12,248	73,697	(83,383)	(222,721)	748,728
Effect of foreign currency exchange rates on cash and cash equivalents	506	6,601	(1,313)	6,958	(911)
Net increase (decrease) in cash and cash equivalents	12,526	(414,409)	(91,700)	(26,610)	(164,018)
Cash and cash equivalents at beginning of period	239,687	654,096	370,523	278,823	442,841
Cash and cash equivalents at end of period	$252,213	$239,687	$278,823	$252,213	$278,823

Supplemental cash flow information:
Cash paid for taxes	$10,868	$12,813	$1,985	$30,446	$9,157
Cash paid for interest	$27,404	$65,616	$28,846	$185,321	$129,129

Free cash flow (1)	$14,934	$(383,133)	$(8,404)	$(310,098)	$(264,800)

Adjusted free cash flow (2)	$19,047	$(56,925)	$(4,331)	$20,223	$(194,780)

Ongoing capital expenditures (3)	$43,497	$37,593	$44,278	$157,089	$127,690

Discretionary free cash flow (4)	$165,602	$64,559	$143,343	$474,937	$459,919

Adjusted discretionary free cash flow (5)	$185,059	$117,733	$143,343	$547,568	$459,919

(1)	We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$209,099	$102,152	$187,621	$632,026	$587,609
Net cash used in investing activities as presented above	(209,327)	(596,859)	(194,625)	(442,873)	(1,499,444)
Purchases, sales and maturities of investments, net	15,162	111,574	(1,400)	(499,251)	647,035
Free cash flow (negative free cash flow)	$14,934	$(383,133)	$(8,404)	$(310,098)	$(264,800)

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, sales of discontinued operations and any excess tax benefits from employee equity awards, as presented below:

Free cash flow (as defined above)	$14,934	$(383,133)	$(8,404)	$(310,098)	$(264,800)
Less purchase of Dubai IBX data center, less cash acquired	22,918	-	-	22,918	-
Less purchase of Asia Tone, less cash acquired	13,540	188,798	-	202,338	-
Less purchase of ancotel, less cash acquired	-	84,236	-	84,236	-
Less purchase of ALOG, less cash acquired	-	-	-	-	41,954
Less purchases of real estate	24,656	-	4,073	24,656	28,066
Less sale of discontinued operations	(76,458)	-	-	(76,458)	-
Less excess tax benefits from employee equity awards	19,457	53,174	-	72,631	-
Adjusted free cash flow (negative adjusted free cash flow)	$19,047	$(56,925)	$(4,331)	$20,223	$(194,780)

(3)

We refer to our purchases of other property, plant and equipment as our capital expenditures (or capex). We categorize our capital expenditures into expansion and ongoing capex. Expansion capex is capex spent to build out our new data centers and data center expansions. Our ongoing capex represents all of our other capex spending.

Ongoing capital expenditures	$43,497	$37,593	$44,278	$157,089	$127,690
Expansion capital expenditures	166,911	174,525	145,882	607,411	557,985
Total capital expenditures	$210,408	$212,118	$190,160	$764,500	$685,675

(4)	We define discretionary free cash flow as net cash provided by operating activities less ongoing capital expenditures (as described above), as presented below:

Net cash provided by operating activities as presented above	$209,099	$102,152	$187,621	$632,026	$587,609
Less ongoing capital expenditures	(43,497)	(37,593)	(44,278)	(157,089)	(127,690)
Discretionary free cash flow	$165,602	$64,559	$143,343	$474,937	$459,919

(5)	We define adjusted discretionary free cash flow as discretionary free cash flow (as defined above) excluding any excess tax benefits from employee equity awards as presented below:

Discretionary free cash flow	$165,602	$64,559	$143,343	$474,937	$459,919
Excess tax benefits from employee equity awards	19,457	53,174	-	72,631	-
Adjusted discretionary free cash flow	$185,059	$117,733	$143,343	$547,568	$459,919

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FROM CONTINUING OPERATIONS- NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2012	2012	2011	2012	2011

Recurring revenues		$481,738	$462,829	$401,765	$1,799,243	$1,492,414
Non-recurring revenues		24,782	25,901	20,351	96,501	77,370
	Revenues (1)	506,520	488,730	422,116	1,895,744	1,569,784

Cash cost of revenues (2)		158,950	158,038	139,196	595,360	529,757
	Cash gross profit (3)	347,570	330,692	282,920	1,300,384	1,040,027

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	43,996	42,120	36,993	162,924	127,586
	Cash general and administrative expenses (6)	64,291	60,274	52,486	241,803	191,894
	Total cash operating expenses (7)	108,287	102,394	89,479	404,727	319,480

Adjusted EBITDA (8)		$239,283	$228,298	$193,441	$895,657	$720,547

Cash gross margins (9)		69%	68%	67%	69%	66%

Adjusted EBITDA margins (10)		47%	47%	46%	47%	46%

Adjusted EBITDA flow-through rate (11)		62%	34%	46%	54%	50%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$218,442	$213,011	$196,741	$845,127	$733,144
	Interconnection	56,426	54,943	49,549	216,156	186,989
	Managed infrastructure	12,529	12,424	12,440	51,453	37,768
	Rental	490	469	463	1,843	2,006
	Recurring revenues	287,887	280,847	259,193	1,114,579	959,907
	Non-recurring revenues	11,456	13,034	9,114	45,895	35,808
	Revenues	299,343	293,881	268,307	1,160,474	995,715

	EMEA Revenues:

	Colocation	95,823	91,512	80,174	359,106	300,728
	Interconnection	7,989	7,188	3,600	23,193	13,061
	Managed infrastructure	4,596	5,112	3,401	16,384	13,771
	Rental	325	314	238	1,319	795
	Recurring revenues	108,733	104,126	87,413	400,002	328,355
	Non-recurring revenues	8,726	7,832	7,835	33,448	29,867
	Revenues	117,459	111,958	95,248	433,450	358,222

	Asia-Pacific Revenues:

	Colocation	69,798	63,204	43,686	229,770	161,000
	Interconnection	9,090	8,550	6,789	32,754	24,326
	Managed infrastructure	6,230	6,102	4,684	22,138	18,826
	Recurring revenues	85,118	77,856	55,159	284,662	204,152
	Non-recurring revenues	4,600	5,035	3,402	17,158	11,695
	Revenues	89,718	82,891	58,561	301,820	215,847

	Worldwide Revenues:

	Colocation	384,063	367,727	320,601	1,434,003	1,194,872
	Interconnection	73,505	70,681	59,938	272,103	224,376
	Managed infrastructure	23,355	23,638	20,525	89,975	70,365
	Rental	815	783	701	3,162	2,801
	Recurring revenues	481,738	462,829	401,765	1,799,243	1,492,414
	Non-recurring revenues	24,782	25,901	20,351	96,501	77,370
	Revenues	$506,520	$488,730	$422,116	$1,895,744	$1,569,784

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$250,121	$251,487	$221,271	$943,995	$833,851
	Depreciation, amortization and accretion expense	(89,530)	(91,723)	(80,625)	(342,417)	(298,525)
	Stock-based compensation expense	(1,641)	(1,726)	(1,450)	(6,218)	(5,569)
	Cash cost of revenues	$158,950	$158,038	$139,196	$595,360	$529,757

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$83,529	$85,384	$80,356	$329,460	$304,767
	EMEA cash cost of revenues	43,888	42,615	36,677	159,248	144,315
	Asia-Pacific cash cost of revenues	31,533	30,039	22,163	106,652	80,675
	Cash cost of revenues	$158,950	$158,038	$139,196	$595,360	$529,757

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges, impairment charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$55,690	$53,211	$45,136	$202,914	$158,347
	Depreciation and amortization expense	(6,469)	(6,296)	(4,214)	(21,260)	(16,203)
	Stock-based compensation expense	(5,225)	(4,795)	(3,929)	(18,730)	(14,558)
	Cash sales and marketing expenses	$43,996	$42,120	$36,993	$162,924	$127,586

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$86,867	$83,621	$71,568	$329,399	$265,554
	Depreciation and amortization expense	(7,480)	(7,431)	(6,086)	(28,676)	(22,650)
	Stock-based compensation expense	(15,096)	(15,916)	(12,996)	(58,920)	(51,010)
	Cash general and administrative expenses	$64,291	$60,274	$52,486	$241,803	$191,894

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$43,996	$42,120	$36,993	$162,924	$127,586
	Cash general and administrative expenses	64,291	60,274	52,486	241,803	191,894
	Cash SG&A	$108,287	$102,394	$89,479	$404,727	$319,480

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$65,466	$67,136	$59,683	$265,225	$212,284
	EMEA cash SG&A	28,043	22,818	18,853	90,060	70,761
	Asia-Pacific cash SG&A	14,778	12,440	10,943	49,442	36,435
	Cash SG&A	$108,287	$102,394	$89,479	$404,727	$319,480

(8)

We define adjusted EBITDA as income from continuing operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges and acquisition costs as presented below:

	Income from continuing operations	$102,042	$95,869	$82,278	$400,753	$305,254
	Depreciation, amortization and accretion expense	103,479	105,450	90,925	392,353	337,378
	Stock-based compensation expense	21,962	22,437	18,375	83,868	71,137
	Restructuring charges	-	-	1,295	-	3,481
	Impairment charges	9,861	-	-	9,861	-
	Acquisition costs	1,939	4,542	568	8,822	3,297
	Adjusted EBITDA	$239,283	$228,298	$193,441	$895,657	$720,547

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$66,642	$63,740	$56,547	$258,620	$203,286
	Americas depreciation, amortization and accretion expense	59,761	60,322	55,839	235,391	213,464
	Americas stock-based compensation expense	16,972	17,299	14,572	64,896	55,819
	Americas restructuring charges	-	-	1,295	-	3,481
	Americas impairment charges	6,972	-	-	6,972	-
	Americas acquisition costs	1	-	15	(90)	2,614
	Americas adjusted EBITDA	150,348	141,361	128,268	565,789	478,664

	EMEA income from continuing operations	18,738	20,565	17,466	89,544	59,420
	EMEA depreciation, amortization and accretion expense	22,554	22,054	19,776	80,249	74,486
	EMEA stock-based compensation expense	2,633	2,900	2,119	10,370	8,869
	EMEA acquisition costs	1,603	1,006	357	3,979	371
	EMEA adjusted EBITDA	45,528	46,525	39,718	184,142	143,146

	Asia-Pacific income from continuing operations	16,662	11,564	8,265	52,589	42,548
	Asia-Pacific depreciation, amortization and accretion expense	21,164	23,074	15,310	76,713	49,428
	Asia-Pacific stock-based compensation expense	2,357	2,238	1,684	8,602	6,449
	Asia-Pacific impairment charges	2,889	-	-	2,889	-
	Asia-Pacific acquisition costs	335	3,536	196	4,933	312
	Asia-Pacific adjusted EBITDA	43,407	40,412	25,455	145,726	98,737

	Adjusted EBITDA	$239,283	$228,298	$193,441	$895,657	$720,547

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	71%	70%	72%	69%

	EMEA cash gross margins	63%	62%	61%	63%	60%

	Asia-Pacific cash gross margins	65%	64%	62%	65%	63%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	50%	48%	48%	49%	48%

	EMEA adjusted EBITDA margins	39%	42%	42%	42%	40%

	Asia-Pacific adjusted EBITDA margins	48%	49%	43%	48%	46%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$239,283	$228,298	$193,441	$895,657	$720,547
	Less adjusted EBITDA - prior period	(228,298)	(217,480)	(187,022)	(720,547)	(533,270)
	Adjusted EBITDA growth	$10,985	$10,818	$6,419	$175,110	$187,277

	Revenues - current period	$506,520	$488,730	$422,116	$1,895,744	$1,569,784
	Less revenues - prior period	(488,730)	(457,249)	(408,208)	(1,569,784)	(1,196,214)
	Revenue growth	$17,790	$31,481	$13,908	$325,960	$373,570

	Adjusted EBITDA flow-through rate	62%	34%	46%	54%	50%

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - DISCONTINUED OPERATIONS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011

Recurring revenues	$2,763	$8,618	$8,969	$28,902	$36,108
Non-recurring revenues	81	208	227	738	950
Revenues	2,844	8,826	9,196	29,640	37,058

Cost of revenues	1,487	6,585	8,069	23,956	33,790
Gross profit	1,357	2,241	1,127	5,684	3,268

Operating expenses:
Sales and marketing	(3)	197	186	516	744
General and administrative	26	61	106	324	378
Acquisition costs	1,322	655	237	2,582	237
Gain on sale of discontinued operations	(25,825)	-	-	(25,825)	-
Total operating expenses	(24,480)	913	529	(22,403)	1,359

Income from discontinued operations before income taxes	25,837	1,328	598	28,087	1,909

Income tax expense	(13,979)	(649)	(408)	(15,001)	(900)

Net income from discontinued operations	$11,858	$679	$190	$13,086	$1,009

Adjusted EBITDA (2)	$1,274	$4,301	$4,690	$14,727	$17,816

Gross margins	48%	25%	12%	19%	9%

Cash gross margins (3)	46%	51%	53%	52%	50%

(1)

The condensed consolidated statements of operations and non-GAAP financial information includes the financial results of the 16 IBX data centers located throughout the United States through November 1, 2012, the date the Company completed the sale of the IBX data centers.

(2)

We define adjusted EBITDA as income from discontinued operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges and acquisition costs as presented below:

Income from discontinued operations	$25,837	$1,328	$598	$28,087	$1,909
Depreciation, amortization and accretion expense	(22)	2,173	3,758	9,593	15,275
Stock-based compensation expense	(38)	145	97	290	395
Acquisition costs	1,322	655	237	2,582	237
Gain on sale of discontinued operations	(25,825)	-	-	(25,825)	-
Adjusted EBITDA	$1,274	$4,301	$4,690	$14,727	$17,816

(3)	We define cash gross margins as cash gross profit divided by revenues.

Revenues	$2,844	$8,826	$9,196	$29,640	$37,058

Cost of revenues	1,487	6,585	8,069	23,956	33,790
Depreciation, amortization and accretion expense	22	(2,110)	(3,664)	(9,342)	(14,899)
Stock-based compensation expense	38	(145)	(97)	(290)	(395)
Cash cost of revenues	1,547	4,330	4,308	14,324	18,496
Cash gross profit	$1,297	$4,496	$4,888	$15,316	$18,562

CONTACT:
Equinix Investor Relations Contacts:
Equinix, Inc.
Katrina Rymill, 650-598-6583
krymill@equinix.com
Samir Patodia, 650-598-6587
spatodia@equinix.com
or
Equinix Media Contacts:
GolinHarris
Liam Rose, 415-318-4380
lrose@golinharris.com
or
Equinix, Inc.
Melissa Neumann, 650-598-6098
mneumann@equinix.com